UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 20, 2007
(Date of Report — date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589
(Address of principal executive offices)

952-944-3462
(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On March 20, 2007, we granted restricted shares of our common stock to the following executive officers and gave our CEO the authority to grant another 116,250 restricted shares of our common stock to a group of yet to be named key employees.

Name and Position of Executive Officer	Stock Awards (#)
Charles B. Westling	45,000
President and Chief Executive Officer
Gregory T. Barnum	18,750
Chief Financial Officer
Robert R. Beyer	22,500
Vice President of Field Operations
Mary E. West	11,250
Vice President of Human Resources

All other awards will be to non-executive employees. The vesting of these restricted stock awards is based upon the achievement of our predetermined earnings from operations objective for fiscal 2007 as approved by our board of directors (the “2007 Objective”).

If our 2007 actual earnings from operations equals or exceeds our 2007 Objective, all restricted shares awarded will vest two-thirds (2/3) upon our public announcement of our 2007 results.  Additionally, if our 2007 actual earnings from operations exceed by 25% or more our 2007 Objective, 50% of the additional one-third (1/3) of these awards will immediately vest on the public announcement date.  The remaining 50% of the one-third (1/3) award will vest upon the public announcement of our 2009 results provided the recipient has been in our continuous employment on such date without regard to additional performance objectives, otherwise, this award automatically expires.

If our 2007 Objective does not meet our 2007 results (the difference being the “2007 Shortfall”), then two-thirds (2/3) of these awards will vest upon the public announcement of our financial results for 2008 or 2009 when such results (either alone or together) equal or exceed our 2008 and 2009 predetermined financial objectives (either alone or together) by the 2007 Shortfall.    If these awards do not fully vest by our public announcement of our 2009 results, these awards will automatically expire.

For our executive officers, vesting accelerates 100% upon a change of control, if we terminate employment without cause or if they voluntarily terminate their employment for good reason.  Recipients will receive dividends on the awarded shares only if vested and be entitled to vote them whether or not vested.

Our common shares closed at $7.99 on the date the shares were awarded.

Item 3.02.  Unregistered Sales of Equity Securities.

On March 20, 2007, we issued 97,500 restricted shares of our common stock to our executive officers and authorized our CEO to issue another 116,250 shares of restricted shares of our common stock to a group of yet to be named key employees.  We issued these shares as part of their compensation in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Performance Bonus Plan for 2007

Previously, on February 16, 2007, we reported that our compensation committee of our board of directors approved target cash bonus potentials for our executive officers for achieving  2007 performance objectives.  On March 20, 2007, the committee approved a 2007 bonus plan containing our 2007 performance objectives. These objectives are based on meeting a combination of financial and subjective measurements.

As previously reported, if we meet 100% of these objectives, our executive officers will earn their respective target bonuses.  Our executive officers may earn up to 150% of their targeted bonuses for meeting over 100% of these objectives.  If we meet less than 80% of these objectives, our executive officers will not earn any target bonuses.  Under these arrangements, and for achieving performance between 80% and 150% of the target objectives, Mr. Westling may earn a cash bonus of between $40,600 and $304,500, Mr. Barnum may earn a cash bonus of between $16,400 and $123,000, Mr. Beyer may earn a cash bonus of between $25,000 and $187,500, and Ms. West may earn a cash bonus of between $10,584 and $79,380.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.30          2007 Executive and Key Employee Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 23, 2007

DATALINK CORPORATION

	By:	/s/ Gregory T. Barnum
Gregory T. Barnum Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.30	2007 Executive and Key Employee Bonus Plan